Exhibit 1.01

CONFLICT MINERALS REPORT

This report for the reporting period from January 1, 2019 to December 31, 2019 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) and pursuant to the Company’s Special Disclosure Report on Form SD (“Form SD”).

As permitted by the Rule and Form SD, and pursuant to the guidance regarding compliance with the Rule provided by the staff of the Securities and Exchange Commission (the “SEC”), this report does not include an independent private sector audit of the report.

COMPANY OVERVIEW:

O-I Glass, Inc., a Delaware corporation (the “Company”), through its subsidiaries, is the successor to a business established in 1903. The Company is the largest manufacturer of glass containers in the world with 78 glass manufacturing plants in 23 countries. It competes in the glass container segment of the rigid packaging market and is the leading glass container manufacturer in most of the countries where it has manufacturing facilities.

The term “Company,” as used herein and unless otherwise stated or indicated by context, refers to Owens-Illinois, Inc. and its affiliates (“O-I”) prior to the Corporate Modernization (as defined below) and to O-I Glass, Inc. and its affiliates (“O-I Glass”) after the Corporate Modernization. On December 26 and 27, 2019, the Company implemented the Corporate Modernization (“Corporate Modernization”), whereby O-I Glass became the new parent entity with Owens-Illinois Group, Inc. (“O-I Group”) and Paddock Enterprises, LLC (“Paddock”) as direct, wholly owned subsidiaries, with Paddock as the successor-by-merger to O-I.

The Company produces glass containers for alcoholic beverages, including beer, flavored malt beverages, spirits and wine. The Company also produces glass packaging for a variety of food items, soft drinks, teas, juices and pharmaceuticals. The Company manufactures glass containers in a wide range of sizes, shapes and colors and is active in new product development and glass container innovation. The sale of glass containers comprised approximately 99.6% of the Company’s revenues in 2019. The Company believes that there are no conflict minerals that are necessary to any product that the Company manufactures or contracts to manufacture as part of its glass container business.

The Company also manufactures or contracts to manufacture glass making machines, molds and other parts related thereto (hereinafter, “Machine”). The Machine business comprised approximately ..4% of the Company’s revenues in 2019. The Company has determined that certain conflict minerals as defined in Form SD (meaning cassiterite, columbite-tantalite [also known as coltan], gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten) were necessary to the functionality or production of certain of the Machines that the Company manufactures or contracts to manufacture during the Reporting Period. The Company refers in this report to any such conflict minerals as its “necessary conflict minerals” (other than any conflict minerals that are considered, under the Rule and pursuant to Form SD, to have been outside of the supply chain prior to January 31, 2013).

SUPPLY CHAIN:

The Company does not purchase conflict minerals directly for the manufacture of its products. The Company purchases materials and products through an extensive supply chain and relies on its direct suppliers to provide information to the extent that conflict minerals are contained in components and materials supplied to the Company. Based on the Company’s assessment of its Machine business, the Company believes that certain products manufactured or contracted to manufacture as part of the Machine business contain necessary conflict minerals.

CONFLICT MINERALS PROGRAM

The Company’s Conflict Minerals program includes the following:

A.	Management systems

The Company has a Conflict Minerals Policy which has been posted on the Company’s public website. As stated in the Conflict Minerals Policy, the Company is committed to working with its global supply chain to comply with the Rule.

The Company has established a management system for conflict minerals including:

•	Forming a cross-functional task force that includes representatives from the Company’s legal, finance, and procurement functions. The task force focuses on the Company’s conflict minerals compliance initiative.
•	Implementing a system of controls and transparency through the use of the Conflict Minerals Reporting Template (the “Template”) developed jointly by the Responsible Business Alliance (RBA), formerly the Electronic Industry Citizenship Coalition®, and The Global e-Sustainability Initiative (GeSI). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.
•	Communicating to the Company’s targeted direct suppliers the importance of transparency in the Company’s supply chain as well as the Company’s expectation that the suppliers will complete the Template in order for the Company to comply with its reporting obligations to the SEC.
•	Utilizing the Company’s membership in the Responsible Minerals Initiative (the “RMI”), formerly the Conflict-Free Sourcing Initiative, to gain access to the RMI’s due diligence on smelters and refiners; to keep apprised of industry insights and trends; and to build leverage over the supply chain.
•	Providing reporting channels such as the Company’s Ethics and Compliance Helpline whereby employees and other persons can report violations of laws, regulations or Company policies. The Company’s Ethics and Compliance Helpline is a reporting mechanism which allows for anonymous reporting if the reporter so chooses.

B.	Identify and assess risk in the supply chain

The Company has performed the following steps to identify and assess risks in its supply chain:

•	Identify O-I products that may contain conflict minerals.
•	With respect to such products, identify direct suppliers that supply materials or components to the Company that may contain conflict minerals.
•	Request that the identified suppliers complete the Template and review O-I’s Conflict Minerals Policy. Follow up with those suppliers who do not respond.
•	Evaluate the suppliers’ responses for completeness and accuracy and contact those suppliers whose responses we believed contained incomplete or potentially inaccurate information.
•	Compile a list of smelters and refiners as provided in the responses.
•	Compare the list of smelters and refiners identified in the responses against the list of facilities on the RMI’s published lists in connection with RMI’s Responsible Minerals Assurance Process (RMAP), formerly known as the Conflict-Free Smelter Program.

C.	Design and implement a strategy to respond to risks

•	Validate “conformant” smelters and confirm the status of other active smelters using the RMI’s published lists.
•	Maintain a risk management plan to address various risks resulting from the Company’s due diligence.
•	Develop specific risk mitigation plans as needed on a case-by-case basis.

D.	Carry out independent third party audit of supply chain due diligence at identified points in the supply chain

As a downstream product manufacturer, and in light of the supply chain for the Company’s necessary conflict minerals described above, the Company does not have a direct relationship with the smelters and refiners that produce the conflict minerals contained in components of its products. The Company supports independent third party audits of smelters and refiners by programs such as the RMI’s Responsible Minerals Assurance Process through our membership in the RMI.

E.	Report on supply chain due diligence

This Conflict Minerals Report provides information about the Company’s supply chain due diligence with respect to the SEC’s conflict minerals rule. This Report is an exhibit to the Company’s Form SD which has been filed with the SEC.

REASONABLE COUNTRY OF ORIGIN INQUIRY:

Because the Company determined that conflict minerals were necessary to the functionality or production of certain products manufactured or contracted to manufacture within the Company’s Machine business, as required under the Rule and pursuant to Form SD, the Company conducted, in good faith, a “reasonable country of origin inquiry” (“RCOI”) reasonably designed to determine whether any of the Company’s necessary conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or a country that shares an internationally recognized border with the DRC (each, a “Covered Country”) or were from recycled or scrap sources.

The Company reviewed the list of all suppliers to the Machine business during the Reporting Period. The Company identified 88 suppliers of products that could potentially contain conflict minerals (the “Suppliers”). The products supplied included equipment, electronics supplies and mechanical parts. The Company has continued to consolidate the number of suppliers to the Machine business through strategic relationships with contract manufacturers.

The Company sent a letter to the Suppliers requesting them to complete the Template. The letter explained the Company’s reporting requirements and included the Company’s Conflict Minerals Policy. Suppliers were also directed to the RBA’s resources and training documentation.

The Company tracked and monitored responses provided by the Suppliers. Follow-up letters were sent to Suppliers who did not respond to the initial letter. The Company received responses from Suppliers representing 98% of all expenditures by the Machine business with the targeted Suppliers during the Reporting Period.

The Company assessed responses received and identified incomplete and inconsistent responses. For the incomplete and inconsistent responses, the Company focused on the Suppliers with the highest amounts of expenditures and contacted them directly. This included ongoing discussions with persons managing conflict minerals programs for the two largest Suppliers to the Machine business. These two Suppliers comprised a majority of all of the expenditures that the Machine business had with the Suppliers that were surveyed.

The information provided by the Suppliers (and by their suppliers) to the Company included information regarding smelters and refiners at the company level for such Suppliers. This information was compiled into a list of smelters and refiners which was compared against the list of facilities that have met the requirements of the RMI’s assessment protocol. The Company’s two largest Suppliers of equipment to the Machine business indicated that their due diligence was continuing and that they had not been able to obtain information from all of the suppliers in their supply chain or to identify the products that may contain conflict minerals.

In addition, the Company conducted an internal analysis of certain products of the Machine business to determine whether such products contained conflict minerals. Based on this analysis, the Company concluded that certain products of the Machine business did not contain conflict minerals and as a result were out-of-scope.

Based on the RCOI, the Company determined that it had reason to believe that its necessary conflict minerals may have originated from a Covered Country and may not be from recycled or scrap sources.

DUE DILIGENCE

The Company performed the following due diligence measures in accordance with the design described below:

A.	DESIGN OF DUE DILIGENCE:

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence-related steps of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas including the related supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”).

B.	DUE DILIGENCE PERFORMED:

The Company conducted a conflict minerals survey by reaching out to the 88 Suppliers asking them to complete the Template. A majority of the responding Suppliers confirmed that their supply to the Company did not contain conflict minerals originating from the DRC or a Covered Country. The Company did, however, receive some incomplete responses from those surveyed. Some Suppliers were unable to determine if they had provided conflict minerals originating from the DRC or a Covered Country, and other Suppliers did not respond.

Appendix A lists the 612 smelters and refiners provided by Suppliers (and their suppliers) on the Template. Because the information provided by the responding Suppliers is at the company level and not specific to the products they sell to O-I, it cannot be verified that all of the smelters identified contributed to parts that ended up in the Company’s products. We compared the information provided by the Suppliers to the information in the RMI’s database. The facilities listed on Appendix A and marked with an asterisk indicate those smelters and refiners that have been certified as conformant with the RMI’s assessment protocol.

Of the 612 smelters and refiners provided by the Suppliers, 259 smelters or refiners have received conformant status, meaning audited and found conformant with the relevant RMAP standard or are a TI-CMC Member Company. Two (2) smelters or refiners have received active status, meaning they are engaged in the RMAP but not yet conformant. Four (4) smelters or refiners are facilities that have not met the threshold for RMI’s due diligence vetting process after a period of six months. However, their status may change if additional information is submitted. Two hundred ninety seven (297) smelters or refiners are not eligible for the RMAP. One (1) smelter or refiner does not meet RMI’s requirements for participation according to the due diligence vetting process. Five (5) smelters or refiners are not yet active but in communication with the RMAP and/or a member company. Thirty two (32) smelters or refiners require outreach to contact the entity and encourage them to participate in the RMAP audit. Five (5) smelters or refiners have strongly communicated a lack of interest in participation. Seven (7) smelters or refiners have been audited but were found not conformant with the relevant RMAP standard.

Additionally, we determined that of the 259 smelters or refiners which have received conformant status or are a TI-CMC Member Company, 22 smelters or refiners source conflict minerals from the DRC or a Covered Country. However, all of the 22 smelters or refiners have been verified conformant with the RMAP.

The information provided by the Suppliers was not at a product-level specific to the materials and components we use. As such, the Company does not have sufficient information to determine all smelters or refiners in the supply chain for the Machine business, as well as the Country of Origin of the conflict minerals in the products manufactured or contracted to manufacture as part of O-I’s Machine business.

For the 259 smelters or refiners mentioned above as being conformant with the RMI assessment protocol, we used the RMI RCOI report available to RMI members to identify the Countries of Origin. The Countries of Origin for the conflict minerals purchased by the identified smelters or refiners are listed in APPENDIX B.

STEPS TO BE TAKEN TO MITIGATE RISK:

The Company intends to take the following steps during future compliance periods to mitigate the risk that its necessary conflict minerals could benefit armed groups in the DRC or the Covered Countries and to improve the Company’s due diligence:

a. Continue to work with those suppliers that provided information at the overall company level to provide more specific information relating to the products they sell to O-I that contain conflict minerals.

b. Continue to utilize the Company’s membership in the Responsible Minerals Initiative and trade associations, such as the National Association of Manufacturers, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

c. Work with suppliers as needed to promote their understanding of and the Company’s expectations regarding compliance with the SEC’s conflict minerals rule and direct them to training resources to attempt to improve the content of the supplier survey responses including the completeness and accuracy of the responses.

d. Continue to reinforce awareness within the Company regarding the global procurement conflict minerals procedure.

APPENDIX A

The table below lists all of the smelters/refiners provided by the Suppliers to the Company's Machine business. The information includes the minerals, the smelter/refiner names and the country locations as reported by the Responsible Minerals Initiative as of May 19, 2020. The information provided by the Suppliers was at the company-level and not at a product-level specific to the materials and components the Company uses.

*Indicates that the smelter or refiner is conformant with the RMI’s relevant RMAP standard.

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	8853 S.p.A.*	Italy
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.	China
Gold	Advanced Chemical Company*	United States of America
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold LLC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	Aurubis AG*	Germany
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	Central Bank of the DPR of Korea	Korea, Republic of
Gold	Cheong Hing	Hong Kong
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining*	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co., Ltd.	Korea, Republic of

Gold	DaeryongENC	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	DongGuan City Thousand Island Metal Foil Co., Ltd.	China
Gold	DONGGUAN DONGXU METAL SURFACE HANDLE CO.,LTD	China
Gold	Dowa*	Japan
Gold	DS PRETECH Co., Ltd.*	Korea, Republic of
Gold	DSC (Do Sung Corporation)*	Korea, Republic of
Gold	DUOXIN	China
Gold	E-Chem Enterprise Corp.	Taiwan, Province of China
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC	United States of America
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Feinhutte Halsbrucke GmbH	Germany
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guixi Smelter	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Harima Smelter	Japan
Gold	Harmony Gold Refinery	South Africa
Gold	HeeSung Metal Ltd.*	Korea, Republic of
Gold	Heimerle + Meule GmbH*	Germany
Gold	HENAN PROVINCE IN GOLD INVESTMENT MANAGEMENT LTD.	China
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Heraeus Precious Metals New York LLC	United States of America
Gold	Hon Shen Co. Ltd	Taiwan, Province of China
Gold	Honorable Hardware Craft Product Limited Company	China
Gold	Hunan Chenzhou Mining Co., Ltd.*	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Metal Co., Ltd.	Korea, Republic of
Gold	Korea Zinc Co., Ltd.*	Korea, Republic of
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	China
Gold	KYOCERA	Japan
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	LBMA	Germany
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.*	Andorra
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	macderlun	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan

Gold	MK Electron	Korea, Republic of
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	N.E. Chemcat	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Novosibirsk Processing Plant Ltd.	Russian Federation
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	Public Security Bureau	China
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States of America
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Argentia B.V.*	Netherlands
Gold	Republic Metals Corporation	United States of America
Gold	Royal Canadian Mint*	Canada
Gold	rui sheng	Indonesia
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A*	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals*	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Sanmenxia Hengsheng science and technology, research and development Co., LTD	China

Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Scotia Mocatta	Hong Kong
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shangdong Humon Smelting Co., Ltd.	China
Gold	Shanghai Gold exchange	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan, Province of China
Gold	So Accurate Group, Inc.	United States of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province of China
Gold	Soochow University	China
Gold	Standard electronic material co. ltd	China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Hishikari Mine	Japan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic of
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	Suzhou Xingrui Noble	China
Gold	T.C.A S.p.A*	Italy
Gold	Tai'zhou City Yangtze River Delta Electron Ltd.	China
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	Technic	United States of America
Gold	THE HUTTI GOLD MINES CO.LTD	India
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tian Cheng	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom*	Korea, Republic of
Gold	UBS	Switzerland
Gold	Umicore	Belgium
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium

Gold	United Precious Metal Refining, Inc.*	United States of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	WC Heraeus	Germany
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yantai Zhaojin Lifu Precious Metals Co., Ltd.	China
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yoo Chang Metal	Korea, Republic of
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Metallurgical Group Co., Ltd	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Tantalum	A&M Minerals Limited	United Kingdom
Tantalum	Asahi Solder Technology	Malaysia
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Avon Specialty Metals Ltd.	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tantalum	D Block Metals, LLC*	United States of America
Tantalum	Duoluoshan	China
Tantalum	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum	Exotech Inc.*	United States of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Fujian Nanping	China
Tantalum	Gannon & Scott	United States of America
Tantalum	Global Advanced Metals	United States of America
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany

Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America
Tantalum	Hunan Chenzhou Mining Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiangxi Yichun	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	KEMET Blue Powder*	United States of America
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Malaysia Smelting Corporation (MSC)*	Malaysia
Tantalum	Materion*	United States of America
Tantalum	Matsuo Electric	Japan
Tantalum	Metal Do	Japan
Tantalum	Metallo Chimique	Switzerland
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum	NEC Tokin	Thailand
Tantalum	Ninghua Xingluokeng Tungsten Mining Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Noventa	Mozambique
Tantalum	NPM Silmet AS*	Estonia
Tantalum	NTET, Thailand	Thailand
Tantalum	Phoenix Metal Ltd.	Rwanda
Tantalum	Plansee SE	Austria
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Posco	Korea, Republic of
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic of
Tantalum	QuantumClean*	United States of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tantalum	Rui Da Hung*	Taiwan, Province of China
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation

Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Talison Minerals Pty Ltd	Australia
Tantalum	Talley Metals	United States of America
Tantalum	Tanco	Canada
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex Metals*	United States of America
Tantalum	Tranzact, Inc.	United States of America
Tantalum	Treibacher Industrie AG	Austria
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	5N Plus	Germany
Tin	AIM Group	Canada
Tin	Alpha*	United States of America
Tin	American Iron and Metal	Canada
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	Assaf Conductors	United States of America
Tin	Ausmelt Limited	Australia
Tin	Balver Zinn - Josef Jost GmbH & Co.KG	Germany
Tin	Bangka	Indonesia
Tin	BEST METAIS	China
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Hongqiao	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CSC Pure Technologies	Russian Federation
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dae Kil Metal Co., Ltd	Korea, Republic of
Tin	Doctor of solder products Co., LTD	China

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa*	Japan
Tin	DUKSAN HI-METAL	Korea, Republic of
Tin	Electroloy Metal Pte	Singapore
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto*	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Eximetal S.A.	Argentina
Tin	Fenix Metals*	Poland
Tin	Foshan Nanhai Xihai Metal material Co., Ltd.	China
Tin	Fuji Metal Mining Corp.	Japan
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	China
Tin	Gold Bell Group	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	GuanXi HuaXi metal factory	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	Hana-High Metal	Malaysia
Tin	Huaxi Smelting Co. Ltd	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Huizhou Taiwan Electronic Component Limited Company	China
Tin	Imperial Zinc	United States of America
Tin	International Wire Group, Inc	United States of America
Tin	JAU JANQ ENTERPRISE CO., LTD.	Taiwan, Province of China
Tin	Jean Goldschmidt International	Belgium
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Kalas Wire	United States of America
Tin	KIHONG T & G	Indonesia
Tin	KOKI Company Limited	Japan
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Czech Republic
Tin	Kupol	Russian Federation
Tin	LUPON ENTERPRISE CO., LTD	Taiwan, Province of China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan

Tin	MCP Metalspecialties, Inc	United States of America
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metallic Resources, Inc.*	United States of America
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	MK Electron	Korea, Republic of
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co INC.	United States of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	NIHON GENMA MFG.CO.,LTD.	Thailand
Tin	Nihon Superior Co., Ltd.	Japan
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgical S.A.*	Bolivia (Plurinational State of)
Tin	Pongpipat Company Limited	Myanmar
Tin	Poongsan Corporation	Korea, Republic of
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aneka Tambang (Persero) Tbk*	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia

Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rahman Hydraulic Tin Sdn Bhd	Malaysia
Tin	RedRing Solder (M) Sdn. Bhd	Malaysia
Tin	REDSUN METAL IND. CO.,LTD.	Taiwan, Province of China
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan, Province of China
Tin	S Company	Thailand
Tin	Samhwa non-ferrorus Metal ind.co.ltd	Korea, Republic of
Tin	Samtec	United States of America
Tin	Senju Metal Industry Co., Ltd.	Malaysia
Tin	SGS	Bolivia (Plurinational State of)
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	ShangHai YueQiang Metal Products Co., LTD	China
Tin	Shenzhen Chemicals Light Industry Co., Ltd.	China
Tin	Sizer Metals PTE Ltd	Singapore
Tin	Soft Metais Ltda.*	Brazil

Tin	Super Ligas	Brazil
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Tamura	Japan
Tin	TCC steel	Korea, Republic of
Tin	Technic	United States of America
Tin	TENNANT METAL PTY LTD.	Australia
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	Vietnam
Tin	Thaisarco*	Thailand
Tin	The force bridge surface treatment Material Factory	China
Tin	Tin Technology & Refining*	United States of America
Tin	Tongding Group	China
Tin	Traxys	France
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Univertical International (Suzhou) Co., Ltd	China
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Well-Lin Enterprise Co Ltd	Taiwan, Province of China
Tin	Westfalenzinn	Germany
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Yifeng Tin	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Tin Company Limited*	China
Tin	Zhejiang Asia-Welding Ltd.	China
Tin	ZhongShi	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	AB Ferrolegeringar/Minpro	Sweden
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Air Liquide Far Eastern Ltd.	Korea, Republic of
Tungsten	Alldyne Powder Technologies	United States of America
Tungsten	Alloys Imphy	France
Tungsten	Alta Group	United States of America
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	ASSAB	Taiwan, Province of China
Tungsten	Atlantic Metals	United States of America
Tungsten	AVX Corporation	United States of America
Tungsten	AxisMaterial Limited	Japan
Tungsten	Beijing Zenith Materials	China
Tungsten	Bejing Tian-long	China
Tungsten	Buffalo Tungsten	China
Tungsten	Canon-Muskegon Corp	United States of America
Tungsten	CB-CERATIZIT	China
Tungsten	Central Glass	Japan

Tungsten	Ceratizit S.A	Luxembourg
Tungsten	Changchun up-optotech	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CTS Industries	Singapore
Tungsten	CWB Materials	United States of America
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Degutea	Korea, Republic of
Tungsten	Evraz Stratcor, Inc.	China
Tungsten	Exotech Inc.*	United States of America
Tungsten	Fort Wayne Wire Die, Inc.	United States of America
Tungsten	Foshan Nanhai Xihai Metal material Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Fujian Nanping	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Hongfei Materials Co.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Gerard Daniel Worldwide	United States of America
Tungsten	Global Tungsten & Powders Corp.*	United States of America
Tungsten	Guangdong Guangzhou Guangsheng Non-Ferrous Import & Export Co. Ltd	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Group	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Hitachi	Japan
Tungsten	Hi-Temp	United States of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	IBG China	China

Tungsten	IES Technical Sales	United States of America
Tungsten	ILJIN DIAMOND CO., LTD.	Korea, Republic of
Tungsten	Izawa metal Co.,Ltd	Japan
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangsu Hetian Sci-Tech Material Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Jinzhou Xingye Smelt Duty Corp., Ltd.	China
Tungsten	Jiujiang Tanbre Co., Ltd.*	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.*	Japan
Tungsten	Kanto Denka Kogyo Co., Ltd.	Japan
Tungsten	Kennametal Fallon*	United States of America
Tungsten	Kennametal Huntsville*	United States of America
Tungsten	Kennametal Inc.	United States of America
Tungsten	Kyocera	Japan
Tungsten	KYORITSU GOKIN CO. LTD	Japan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Materion*	United States of America
Tungsten	Metallo Chimique	Switzerland
Tungsten	Midwest Tungsten Wire Co.	United States of America
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China
Tungsten	Mitsubishi Materials Corporation*	Japan
Tungsten	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Niagara Refining LLC*	United States of America
Tungsten	Nihon Superior Co., Ltd.	Japan
Tungsten	Ninghua Xingluokeng Tungsten Mining Co., Ltd.	China
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tungsten	Nippon Micrometal Corporation	Japan
Tungsten	North American Tungsten	United States of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Plansee	Austria

Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Praxair	United States of America
Tungsten	PT Stanindo Inti Perkasa*	Indonesia
Tungsten	Sandvik Material Technology	Sweden
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten	Sichuan Metals & Materials Imp & Exp Co	China
Tungsten	Sincemat Co, Ltd.	China
Tungsten	Solar Applied Materials Technology Corp.*	Taiwan, Province of China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Sumitomo Metal Mining Co., Ltd.*	Japan
Tungsten	Sunaga Tungsten	Japan
Tungsten	Sylham	United States of America
Tungsten	TaeguTec	Korea, Republic of
Tungsten	Taiyo Nippon Sanso Trading (Shanghai) Co., LTD	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Thyssen Krupp VDM	United States of America
Tungsten	Treibacher Industrie AG	Austria
Tungsten	Triumph Northwest	United States of America
Tungsten	ugitech	France
Tungsten	ULVAC Inc.	Japan
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Voss Metals Company, Inc.	United States of America
Tungsten	Wah Lee Industrial Corp.	Taiwan, Province of China
Tungsten	Weartech	United Kingdom
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China

APPENDIX B

The information in this Appendix B is an aggregation of data provided by the Company's Suppliers to its Machine business together with the RMI's RCOI Report which is available to RMI Members.

Argentina	Indonesia	Sierra Leone
Australia	Japan	Somaliland
Austria	Laos	South Africa
Benin	Madagascar	Spain
Bolivia (Plurinational State of)	Malaysia	Swaziland
Brazil	Mali	Taiwan
Burundi	Mauritania	Tanzania
Chile	Mongolia	Thailand
China	Mozambique	Togo
Colombia	Myanmar	Uganda
Congo, Democratic Republic of the	Nicaragua	United Kingdom
Ecuador	Niger	United States of America
Eritrea	Nigeria	Uzbekistan
Ethiopia	Peru	Venezuela
France	Portugal	Vietnam
Guinea	Russian Federation	Zambia
India	Rwanda